Exhibit 99.1

News Release

Weatherford and Schlumberger to Form OneStim Joint Venture

New company targets North America unconventional resource development

BAAR, Switzerland, March 24, 2017 – Weatherford and Schlumberger today announced an agreement to create OneStimSM, a joint venture to deliver completions products and services for the development of unconventional resource plays in the United States and Canada land markets. The joint venture will offer one of the broadest multistage completions portfolios in the market combined with one of the largest hydraulic fracturing fleets in the industry.

Weatherford will contribute its leading multistage completions portfolio, cost-effective regional manufacturing capability, and supply chain. Schlumberger will provide the joint venture with access to its industry-leading surface and downhole technologies, efficient operational processes and advanced geo-engineered workflows.

Schlumberger and Weatherford will have 70/30 ownership of the joint venture, respectively. The transaction is expected to close in the second half of 2017, and is subject to regulatory approvals and other customary closing conditions. Under the terms of the formation agreement, Schlumberger and Weatherford will contribute all their respective North America land hydraulic fracturing pressure pumping assets, multistage completions, and pump-down perforating businesses. Weatherford will also receive a one-time $535 million cash payment from Schlumberger.

Schlumberger will manage the joint venture and consolidate it for financial reporting purposes.

Schlumberger Chairman and CEO Paal Kibsgaard commented, “The joint-venture creates a new industry leader in terms of hydraulic horsepower and multistage completions technologies in North America land, which through its scale offers a cost-effective and highly competitive service delivery platform. OneStimSM is uniquely positioned to provide customers with leading operational efficiency and best-in-class hydraulic fracturing and completions technologies, while at the same time significantly improving full-cycle shareholder returns from this market.”

Weatherford Chairman William E. Macaulay said, “The OneStimSM joint venture creates a leading unconventional products and services provider in North America land. This transaction will allow Weatherford to deleverage its balance sheet while retaining a significant exposure to the unconventional market. This transaction was unanimously approved by the Board of Directors and will create significant value for both parties.”

Forward-Looking Statements
This news release contains forward-looking statements regarding the joint venture and Weatherford. These forward-looking statements include, among other things, the joint venture and Weatherford’s strategies and priorities, and are also generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “outlook,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon Weatherford’s current beliefs and are subject to significant risks, assumptions and uncertainties. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results of Weatherford or the joint venture may vary. Readers are also cautioned that forward-looking statements are only predictions and may differ materially from actual future events or results. Forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and those set forth from time-to-time in the Company’s other filings with the Securities and Exchange Commission (“SEC”). We undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.
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About Weatherford
Weatherford is one of the largest multinational oilfield service companies providing innovative solutions, technology and services to the oil and gas industry. The Company operates in over 90 countries and has a network of approximately 900 locations, including manufacturing, service, research and development, and training facilities and employs approximately 30,000 people. For more information, visit www.weatherford.com and connect with Weatherford on LinkedIn, Twitter, YouTube and Facebook.

About Schlumberger
Schlumberger is the world's leading provider of technology for reservoir characterization, drilling, production, and processing to the oil and gas industry. Working in more than 85 countries and employing approximately 100,000 people who represent over 140 nationalities, Schlumberger supplies the industry's most comprehensive range of products and services, from exploration through production, and integrated pore-to-pipeline solutions that optimize hydrocarbon recovery to deliver reservoir performance.
Schlumberger Limited has principal offices in Paris, Houston, London and The Hague, and reported revenues of $27.81 billion in 2016. For more information, visit www.slb.com.

Weatherford Contacts
Christoph Bausch – Weatherford, Acting Chief Executive Officer, EVP and CFO
Tel: +1 713 836 4615
Karen David-Green – Weatherford, Vice President Investor Relations, Marketing & Communications
Tel: +1 713 836 7430

Schlumberger Contacts
Investors
Simon Farrant – Schlumberger Limited, Vice President of Investor Relations
Joy V. Domingo - Schlumberger Limited, Manager of Investor Relations
Tel: +1 713 375 3535
investor-relations@slb.com

Media
Joao Felix – Schlumberger Limited, Director of Corporate Communication
Tel: +1 713 375 3494
communication@slb.com